[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY
--------------------------------------------------------------------------------
A MEMBER OF THE SECURITY                               700 SW HARRISON ST.
BENEFIT GROUP OF COMPANIES                             TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000


PRIMARY GENERAL AGENCY                             BROKER/DEALER




                      SBL VARIABLE PRODUCTS SALES AGREEMENT

Effective Date:

 1. This Agreement is made among Security Benefit Life Insurance Company, of Topeka, Kansas, and its affiliated company, Security Distributors, Inc., hereinafter jointly called "SBL," ______________________ ("Broker/Dealer") and each of the agencies listed on Exhibit "A", attached hereto (if any), ("General Agent"). SBL hereby authorizes Broker/Dealer and those persons associated with General Agent who are registered representatives of Broker/Dealer and licensed agents of SBL to solicit and service (1) variable annuities issued under Security Benefit Life Insurance Company's several Variable Annuity Accounts and (2) variable life insurance policies issued under Security Benefit Life Insurance Company's variable life accounts, each of which have been registered as securities under the Securities Act of 1933 with Security Distributors, Inc. (a member of the National Association of Securities Dealers, Inc.) having been designated Principal Underwriter thereof. Said variable annuity contracts and variable life insurance policies are referred to herein as "variable products."

 2. General Agent is hereby authorized to solicit, and to recommend for appointment subagents (referred to herein as Agents) to solicit sales of SBL variable products, to deliver the contracts, and to service the business. General Agent may organize, train, and maintain an agency force; however, SBL may at its option, refuse to contract with any proposed Agent and may at any time terminate any Agreement with any Agent.

     General Agent agrees to abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of SBL and agrees that its Agents will not (i) solicit or submit applications, (ii) receive any compensation based on transactions in securities or the provision of securities advice, or (iii) engage in any other securities activities, unless such Agents are properly licensed under applicable insurance laws and are "associated persons" of the Broker/Dealer within the meaning of "associated person of a broker or dealer," as that term is used in Section 3(a)(18) of the Securities Exchange Act of 1934. General Agent agrees to abide by all applicable local, state and federal laws and regulations in conducting business under this Agreement. General Agent undertakes and agrees to hold SBL harmless against any loss of whatever kind or nature arising out of any claim made by any of said agents for compensation.

     General Agent shall endeavor to promote SBL's interests and those mutual interests of General Agent and SBL as contemplated by this Agreement and shall at all times conduct itself, and see that those Agents assigned to or appointed by General Agent or its employees conduct themselves, so as not to adversely affect the business reputation or good standing of either General Agent or SBL. The primary General Agent agrees to provide the affiliated General Agents listed on Exhibit "A" attached hereto (if any), with a copy of this agreement and insure compliance with its terms by each General Agents.

     General Agent shall be responsible to SBL for the acts of the Agents assigned to or appointed by General Agent or its employees and shall indemnify and hold harmless from any and all expenses, costs, causes of actions, and/or damages resulting from or growing out of any unauthorized act by General Agent or any of its Agents or employees. In addition, the primary General Agent shall be responsible to SBL for the acts of each of the affiliated General Agents (if any) listed on Exhibit "A", attached hereto, and shall indemnify and hold harmless from any and all expenses, costs, causes of actions, and/or damages resulting from or growing out of any unauthorized act by General Agent or any of its Agents or employees.

 3. Broker/Dealer hereby accepts authorization to solicit and service SBL variable products and confirms that Broker/Dealer is properly licensed to solicit and service such variable products for SBL and is a member in good standing of the National Association of Securities Dealers, Inc., hereinafter called "NASD," and further agrees to notify SBL if it ceases to be a member of NASD.

 4. Broker/Dealer shall have the authority to recruit, train and supervise registered representatives for the sale of variable products of SBL. Such training and supervision shall be conducted by the Broker/Dealer in accordance with the Securities Exchange Act of 1934, the NASD's Rules of Fair Practice and other applicable law. SBL reserves the right to require termination of any registered representative's right to sell SBL variable products. Broker/Dealer shall be responsible for any registered representative appointed hereunder complying with the terms, conditions and limitations as set forth in this Agreement.

 5. Commissions on stipulated payments or premiums accepted by SBL on behalf of an annuitant, participant, or policyholder of a variable product covered by this Agreement will be in accordance with the Schedule of Commissions made part of this Agreement, and are in full consideration of all services rendered and expenses incurred hereunder by the General Agent and Broker/Dealer or their representatives. First year commissions are payable when an individual variable annuity contract, group variable annuity certificate or variable life insurance policy is issued and paid for upon an application submitted through Broker/Dealer and accepted by the applicant thereof. General Agent and Broker/Dealer are not authorized to deduct commissions prior to forwarding any remittance received to SBL. All checks or drafts received by the General Agent or Broker/Dealer in regards to any variable product shall be made payable to Security Benefit Life Insurance Company. All compensation payable hereunder shall be subject to a first lien and may be reduced or set off as to any indebtedness owed by the General Agent or Broker/Dealer to SBL. Any commissions paid to a third party at the request of the General Agent or Broker/Dealer shall be deducted from the commissions payable hereunder. In the event this agreement is executed by one or more affiliated insurance agencies listed on Exhibit "A", it is understood and agreed that the primary agency will collect and disburse said commissions to the soliciting General Agency.

 6. General Agent and Broker/Dealer agree to be bound by the terms, conditions and limitations set forth in this Agreement and the rules and practices of SBL that are now and hereafter in force. Broker/Dealer agrees not to solicit or submit applications for variable products to SBL unless they and their registered representatives are properly licensed, and further agrees that it will conform to all applicable state, federal and local laws and regulations in conducting business under this Agreement. Both SBL and Broker/Dealer hereby agree to abide by the applicable Rules of Fair Practice of the NASD which Rules are incorporated herein as if set forth in full. The signing of this Agreement and the purchase of variable products pursuant thereto is a representation to SBL that Broker/Dealer is a properly registered Broker/Dealer under the Securities and Exchange Act of 1934.

 7. Neither the General Agent, Broker/Dealer nor their representatives are authorized to make any representations concerning the variable products, their sponsor (SBL), the principal underwriter (Security Distributors, Inc.) or the underlying mutual funds except those contained in the applicable current prospectuses and in the printed information furnished by SBL. General Agent and Broker/Dealer agree not to use any other advertising or sales material relating to the variable products unless specifically approved in writing by SBL.

 8.  General Agent and  Broker/Dealer  are not  authorized and have no authority
     (a) to make, alter or discharge any contract for or on behalf of SBL, (b) endorse any check or draft payable to SBL, (c) to accept any variable product consideration after the initial remittance, (d) to waive or modify any prospectus, contract, policy or application provision, condition or obligation, (e) to extend the time for payment of any variable product consideration or accept payment of any past due variable product consideration.

 9.  This   Agreement   shall  not  create  or  be   construed  as  creating  an
     Employer-Employee or Master-Servant relationship between General Agent and SBL or Broker/Dealer and SBL.

10. General Agent agrees to keep accurate records on all business written and moneys received under this Agreement. Such records may be examined by SBL or its representatives at any reasonable time.

11. General Agent and Broker/Dealer agree to be responsible for any county or municipal occupational or privilege fee, tax or license which may be required of General Agent, Broker/Dealer or its representatives as a result of business submitted under this Agreement.

12. Broker/Dealer will maintain books and records relating to the sale of the variable products and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the Securities Exchange Act of 1934 and the rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by the supervisory personnel of Broker/Dealer, the Securities and Exchange Commission, the NASD, and other appropriate regulatory authorities.

13. The receipt of commissions and fees relating to the variable products will be reflected in the quarterly FOCUS reports filed by the Broker/Dealer and in its fee assessment reports filed with the NASD.

14.  A designated principal of Broker/Dealer will approve all advertisements.

15. All premiums derived from the sale of the variable products will be sent directly to SBL, or will be sent by customers to the Broker/Dealer for forwarding to SBL. The General Agent will not receive, accumulate or maintain custody of customer funds.

16. Neither this Agreement nor the compensation payable hereunder shall be assigned or pledged without the written consent of SBL. SBL reserves the right to reject any assignment or pledge.

17. No consent or change in this Agreement shall be binding upon SBL unless in writing and signed by the president, a vice president, secretary or an assistant secretary of SBL. Any failure of SBL to insist upon strict compliance with the provisions of this Agreement shall not constitute or be construed as a waiver thereof.

18. SBL shall have the right to decline or modify any application or to refund any variable product consideration or any portion thereof, and General Agent shall refund immediately upon request any commissions received in connection therewith. All applications for variable products are subject to acceptance by SBL and become effective only upon confirmation by SBL.
     General Agent agrees to return to SBL without delay any commissions received on a variable product, contract or policy if such contract or policy is tendered for redemption within seven (7) business days after acceptance of the application by SBL.

19. Variable products, contracts and policies will be offered to the public at the price as outlined in the applicable variable product's current prospectus. All cash surrenders require the written request and consent of the contract or policyowner and such surrenders will conform to the provisions set forth in the applicable contract or policy.

20. SBL has been and is designated Administrative Agent of Security Distributors, Inc. to perform duties, including recordkeeping and payment of commissions, necessary under this Agreement in connection with the solicitation, sales and servicing of variable annuity contracts sold and solicited hereunder.

21. SBL reserves the right to amend or terminate this agreement at any time. In the event (i) Broker/Dealer ceases to be a member in good standing of the NASD; (ii) General Agent's license is revoked, terminated or not renewed; or (iii) General Agent or Broker/Dealer files or, has filed on its behalf a petition for bankruptcy, this Agreement shall terminate automatically without notice. After termination General Agent and Broker/Dealer upon request, shall without delay pay in full any indebtedness owed to SBL and return all SBL property to their Home Office. In the event General Agent or Broker/Dealer are doing business in such manner that servicing is impossible, SBL reserves the right to reassign the business and service fees to another party. Should General Agent or Broker/Dealer fail to comply with any of the terms of this Agreement, SBL reserves the right to terminate this Agreement and terminate vesting as to all commissions payable hereunder.

22. General Agent and Broker/Dealer agree to hold harmless and indemnify SBL against any and all claims, liabilities and expenses which SBL may incur from liabilities arising out of or based upon any alleged or untrue statement other than statements contained in the registration statement, prospectus or approved sales materials of any contract.

23. If it should appear that any term of this contract is in conflict with any applicable rule of law, statute, or regulation, then any such term shall be deemed inoperative and null and void insofar as it may be in conflict therewith and shall be deemed modified to conform to such rule of law, statute, or regulation. The existence of any such apparent conflict shall not invalidate the remaining provisions of this contract.

24. This agreement may be executed in one or more counterparts, together which shall be deemed a complete original.

25. This Agreement is effective as of the Effective Date set forth above and replaces any previous Agreement between the parties relating to variable products of SBL except as to any commissions payable thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.               BROKER/DEALER:


By:     RICHARD K RYAN                    By:
    ---------------------------------          ---------------------------------
Name:   Richard K Ryan                             (Signature of Principal)
Title:  President

                                          --------------------------------------
                                              (Name and Title of Principal)


SECURITY BENEFIT LIFE INSURANCE           PRIMARY GENERAL AGENT:


By:     RICHARD K RYAN                    By:
     --------------------------------          ---------------------------------
Name:   Richard K Ryan                                    (Signature)
Title:  Senior Vice President

                                          --------------------------------------
                                                     (Name and Title)

                                   EXHIBIT "A"

AFFLIATED GENERAL AGENTS


NAME                                                 TAX I.D. #